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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rochester Medical Corporation 1991 Stock Option Plan of our report dated October 18, 2002, with respect to the financial statements and schedule of Rochester Medical Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota
January 13, 2003